UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Capital Automotive REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	54-1870224

(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)
8270 Greensboro Drive, Suite 950
McLean, Virginia	22102

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	333-106445

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

6.75% Monthly Income Notes due 2019	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered

     The material set forth in the section captioned “Description of Debt Securities” in the Prospectus contained in the Registration Statement of Capital Automotive REIT (the “Company”) on Form S-3 (Registration No. 333-106445) declared effective by the Securities and Exchange Commission on July 3, 2003, and the section captioned “Description of Notes” in the Company’s Prospectus Supplement dated March 18, 2004 filed pursuant to Rule 424(b), is incorporated by reference herein.

Item 2. Exhibits

     The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.	Form of Indenture, dated as of April 15, 2004, between the Company and Wells Fargo Bank, National Association (filed herewith).

2.	Form of First Supplemental Trust Indenture, dated as of April 15, 2004, between the Company and Wells Fargo Bank, National Association (filed herewith).

3.	Form of 6.75% Note due 2019 (filed herewith).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL AUTOMOTIVE REIT

By:	/s/ Thomas D. Eckert

Name:	Thomas D. Eckert
Title:	President and Chief Executive Officer

March 19, 2004

EXHIBIT INDEX

Exhibit
Number	Description

1.	Form of Indenture, dated as of April 15, 2004, between the Company and Wells Fargo Bank, National Association (filed herewith).

2.	Form of First Supplemental Trust Indenture, dated as of April 15, 2004, between the Company and Wells Fargo Bank, National Association (filed herewith).

3.	Form of 6.75% Note due 2019 (filed herewith).